UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 23, 2008 (June 23, 2008)

LOJACK CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts
(State or Other Jurisdiction of Incorporation)

1-8439	04-2664794
(Commission File Number)	(IRS Employer Identification No.)

200 Lowder Brook Drive, Suite 1000, Westwood, Massachusetts	02090
(Address of Principal Executive Offices)	(Zip Code)

781-251-4700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 23, 2008, LoJack Corporation (the “Company”) entered into an agreement with Michael Umana, Chief Financial Officer of the Company. The agreement provides for his continued employment at his current base salary of $300,000 and benefits through September 30, 2008, at which time he will resign from employment with the Company. Beginning on such resignation date and continuing until March 31, 2009 (the “Post-CFO Period”), Mr. Umana will assist the Company in the transition. During the Post-CFO Period, Mr. Umana will receive his current annual base salary and the Company will continue to pay the employer portion of the group medical and dental plans. Mr. Umana will be entitled to receive a prorated portion of his annual 2008 bonus for the portion of time actually worked prior to his resignation date. Mr. Umana’s current target bonus is annualized at 50% of his annual salary, to be paid in 2009 in accordance with the terms of the Company’s bonus plan. Mr. Umana’s 2006 time based restricted stock grant shall vest as though he had continued as an employee throughout the Post-CFO Period and employee stock options shall vest to the extent they would have vested had Mr. Umana continued as an employee throughout the Post CFO Period. Mr. Umana is subject to a non-solicitation, non-competition covenant for a period of two years after the conclusion of the Post-CFO Period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LOJACK CORPORATION
(Registrant)

By:	/s/ Thomas A. Wooters
Thomas A. Wooters
Executive Vice President and General
Counsel

Date: June 23, 2008